                                                                    EXHIBIT 3(B)

                      BYLAWS, AS AMENDED ON JULY 22, 2004

                                     BY-LAWS

                                      INDEX

                         MAGELLAN PETROLEUM CORPORATION

                                    ARTICLE I

                                     OFFICES

SECTION 1.        Registered Office.
SECTION 2.        Other Offices.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

SECTION 1.        Place of Meetings.
SECTION 2.1.      Annual Meeting.
SECTION 2.2.      Notice of Stockholder Nominees.
SECTION 3.        Special Meetings; Notice.
SECTION 4.        Notice of Meetings.
SECTION 5.        Quorum.
SECTION 6.        Voting at Stockholders' Meetings.
SECTION 7.        Proxies and Voting.
SECTION 8.        Manner of Voting.
SECTION 9.        Stock Register.
SECTION 10.       Presiding Officer and Secretary; Conduct of Business.

                                   ARTICLE III

                               BOARD OF DIRECTORS

SECTION 1.        Election and Removal of Directors.
SECTION 2.        Quorum.
SECTION 3.        Voting by Proxy.
SECTION 4.        Regular Meetings.
SECTION 5.        Special Meetings.
SECTION 6.        Place of Meeting.
SECTION 7.        Compensation.
SECTION 8.        Voting Securities Held by the Corporation.
SECTION 9.        Indemnification Agreements.

                                   ARTICLE IV

                                    OFFICERS

SECTION 1.        Election, Term and Vacancies.
SECTION 2.        President.
SECTION 3.        Vice Presidents.
SECTION 4.        Secretary.
SECTION 5.        Treasurer.
SECTION 6.        Assistant Secretary and Assistant Treasurer.
SECTION 7.        Oaths and Bonds.
SECTION 8.        Signatures.

SECTION 9.        Delegation of Duties.

                                    ARTICLE V

                                 SHARES OF STOCK

SECTION 1.        Certificates of Stock.
SECTION 2.        Registered Stockholders.
SECTION 3.        Cancelled and Lost Certificates.
SECTION 4.        Transfer of Shares.
SECTION 5.        Addresses of Stockholders.
SECTION 6.        Regulations.
SECTION 7.        Record Date.

                                   ARTICLE VI

                                    DIVIDENDS

SECTION 1.        Dividends and Reserves.
SECTION 2.        Stock Dividends.

                                   ARTICLE VII

                                   FISCAL YEAR

                                  ARTICLE VIII

                                      SEAL

                                   ARTICLE IX

                                   AMENDMENTS

                                     BY-LAWS

                                       OF

                         MAGELLAN PETROLEUM CORPORATION

                                    ARTICLE I

                                     OFFICES

      SECTION 1. REGISTERED OFFICE. The registered office of the corporation shall be at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware.

      SECTION 2. OTHER OFFICES. The corporation may also have other offices at such other places within or without the State of Delaware as the board of directors may from time to time determine.

                                   ARTICLE II

                             MEETING OF STOCKHOLDERS

      SECTION 1. PLACE OF MEETINGS. All meetings of the stockholders of the corporation may be held at the principal office of the corporation in the State of Delaware, or at such other place or places, within or without the State of Delaware, as the board of directors may from time to time determine.

      SECTION 2.1. ANNUAL MEETING.

      The annual meeting of the stockholders for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held on such date as the board of directors shall each year fix. The day, place and hour of each annual meeting shall be specified in the notice of annual meeting. The meeting may be postponed or adjourned from time to time and place to place until its business is completed.

      At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must he delivered to or mailed and received at the principal executive offices of the corporation, not less than sixty (60) nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. For purposes of this Section 2.1, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting

      (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting;

      (b) the name and address, as they appear on the corporation's books, of the stockholder intending to propose such business;

      (c) the class and number of shares of the corporation which are beneficially owned by the stockholder;

      (d) a representation that the stockholder is a holder of record of capital stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to present such business;

      (e)   any material interest of the stockholder in such business.

      Notwithstanding anything in the By-Laws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 2.1. The presiding officer of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section 2.1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

      SECTION 2.2. NOTICE OF STOCKHOLDER NOMINEES.

      Only persons who are nominated in accordance with the procedures set forth in these By-Laws shall be eligible for election as directors. Nominations of persons for election to the board of directors of the corporation may be made at a meeting of stockholders (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.2. Nominations by stockholders shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy days' (70) notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. For purposes of this Section 2.2, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      Each such notice shall set forth:

      (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated;

      (b) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

      (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

      (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the board of directors.

      To be effective, each notice of intent to make a nomination given hereunder shall be accompanied by the written consent of each nominee to being named in a proxy statement and to serve as a director of the corporation if elected.

      No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in these By-Laws. The presiding officer of the meeting shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the procedures prescribed by these By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

      SECTION 3. SPECIAL MEETINGS; NOTICE.

      Special meetings of the stockholders, other than those required by statute, may be called at any time by the Chairman of the board of directors, or by the President of the corporation, or by the board of directors pursuant to a resolution approved by a majority of the entire board of directors. Notice of every special meeting, stating the time, place and purpose, shall be given by mailing, postage prepaid, at least ten but not more than sixty days before each such meeting, a copy of such notice addressed to each stockholder of the corporation at his post office address as recorded on the books of the corporation. The board of directors may postpone or reschedule any previously scheduled special meeting.

      Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation's notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the notice of meeting (a) by or at the direction of the board of directors or (b) by any stockholder of the corporation who is a stockholder of record at the time of giving of notice provided for in this By-Law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this By-Law. Nominations by stockholders of persons for election to the board of directors may be made at such a special meeting of stockholders if the stockholder's notice required by Article II,
Section 2.2 of these By-Laws shall be delivered to the Secretary at the principal executive offices of the corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public disclosure is first made of the date of the special meeting and of the nominees proposed by the board of directors to be selected at such meeting. For purposes of this Section 3, public disclosure shall be deemed to have been made to stockholders when disclosure of the date of the meeting is first made in a press release reported by the Dow Jones News Services, Associated Press, Reuters Information Services, Inc. or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

      SECTION 4. NOTICE OF MEETINGS.

      Notice of the time and place of the annual meeting and of any special meeting of the stockholders shall be mailed or cabled by the Secretary to each stockholder entitled to vote at such meeting, at his last known post office address, at least ten (10) days prior to such meeting. The notice of a special meeting shall also set forth the objects of the meeting. All or any of the stockholders may in writing waive notice of any meeting, before or after the holding of such meeting, and the presence of a stockholder at any meeting, in person or by proxy, shall be deemed waiver of notice thereof by him. Meetings of the stockholders may be held at any time and place and for any purpose, without notice, when all of the stockholders entitled to vote at such meetings are present in person or by proxy, or when all of such stockholders waive such notice in writing and consent to the holding of such meetings.

      SECTION 5. QUORUM.

      The holders for the time being of thirty-three and one third percent
(33 1/3 %) of the total number of shares of stock issued and outstanding and entitled to be voted at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business, unless the representation of a larger number shall be required by law. In the absence of a quorum, the stockholders attending or represented at the time and place at which a meeting shall have been called, may adjourn the meeting from time to time until a quorum shall be present. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted by a quorum of the stockholders at the meeting as originally convened.

      SECTION 6. VOTING AT STOCKHOLDERS' MEETINGS.

      At all meetings of the stockholders, subject to the provisions of the corporation's Certificate of Incorporation and subject to Section 8 of this Article, each holder of stock of the corporation having the right to vote at such meeting shall be entitled to one vote for each share standing registered in his name on the record date for such meeting.

      SECTION 7. PROXIES AND VOTING.

      At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

      SECTION 8. MANNER OF VOTING.

      All elections shall be by ballot, and any matter to be voted at any meeting of stockholders must be approved, not only by a majority of the shares voted at such meeting (or such greater number of shares as would otherwise be required by law or the Certificate of Incorporation), but also by a majority of the stockholders present in person or by proxy and entitled to vote thereon; provided, however, except and only in the case of the election of directors, if no candidate for one or more directorships receives both such majorities, and any vacancies remain to be filled, each person who receives the majority in number of the stockholders present in person or by proxy and voting thereon shall be elected to fill such vacancies by virtue of having received such majority. When shares are held by members or stockholders of another company, association or similar entity and such persons act in concert, or when shares are held by or for a group of stockholders whose members act in concert by virtue of any contract, agreement or understanding, such persons shall be deemed to be one stockholder for the purposes of this

Section.

      SECTION 9. STOCK REGISTER.

      The officer or agent having charge of the stock register shall keep a complete alphabetical list of the stockholders entitled to vote, together with the residence of each and the number of shares by each, which list and stock register shall be kept on file at any office of the corporation or at the office of any transfer agent or registrar of transfers appointed by the board of directors. The stock register shall be the only evidence as to who are the stockholders entitled to vote at any meeting of the stockholders thereof.

      SECTION 10. PRESIDING OFFICER AND SECRETARY; CONDUCT OF BUSINESS.

      Subject to Article IV, Section 2, the president, or in his absence, the vice president, shall call meetings of the stockholders to order and shall act as chairman of the meetings; but in the absence of the president and vice president, the board of directors may appoint any stockholder to act as the chairman of the meeting, and, in default of an appointment by the board of directors of a chairman, the stockholders may elect a chairman to preside at the meeting. The Secretary of the corporation shall act as Secretary of all meetings of the stockholders, but in his absence the presiding officer may appoint any person to act as Secretary of the meeting.

      The presiding officer of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                                   ARTICLE III

                               BOARD OF DIRECTORS

      SECTION 1. ELECTION AND REMOVAL OF DIRECTORS.

      (a) Number, Election and Terms. The powers of the corporation shall be exercised by the board of directors, except such as are by law or by the Certificate of Incorporation or by the By-Laws of the corporation reserved to the stockholders. The board of directors shall consist of four (4) members, but such number may be altered from time to time by an amendment of these By-Laws. At the 1985 Annual Meeting of Stockholders, the directors shall be divided into three classes, as nearly equal in number as possible, with the term of office of the first class to expire at the 1986 Annual Meeting of Stockholders, the term of office of the second class to expire at the 1987 Annual Meeting of Stockholders and the term of office of the third class to expire at the 1988 Annual Meeting of Stockholders, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. At each Annual Meeting of Stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election, or in each case thereafter when their respective successors are elected and have qualified or upon their earlier death, resignation or removal. Directors need not be stockholders.

      (b) Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from an increase in the authorized number of directors or any vacancies in the board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall only be filled by or in the manner directed by a majority vote of the directors then in office, and directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

      (c) Removal. Notwithstanding any other provision in these By-Laws to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire board of directors, may be removed from office at any time, but only for cause and only by the affirmative vote of at least a majority of the votes cast at a stockholders' meeting called to consider such removal and a majority of the stockholders present in person or by proxy and entitled to vote thereon.

      SECTION 2. QUORUM.

      A majority of the total number of directors shall constitute a quorum of the board of directors for the conduct of business of the corporation. In the absence of a quorum the director or directors present in person, at the time and place at which the meeting shall have been called, may adjourn the meeting from time to time, and from place to place until a quorum shall be present. The act of a majority of the directors present in person at a meeting at which a quorum is present, shall be the act of the board of directors, except in situations where the Delaware General Corporation Law imposes a different rule.

      SECTION 3. VOTING BY PROXY.

      Directors may not be represented and may not vote by proxy at directors' meetings.

      SECTION 4. REGULAR MEETINGS.

      Regular meetings of the board may be held upon such notice, or without notice, as the board of directors may by resolution from time to time determine.

      SECTION 5. SPECIAL MEETINGS.

      Special meetings of the board shall be held whenever called by the president, or a majority of the entire board of directors, on two (2) days' notice to each director, either in person or by mail, telephone or by telegraph. Special meetings of the board may be held for any purpose, without notice, whenever all of the directors are present in person, or shall in writing waive notice of and consent to the holding of such meeting.

      SECTION 6. PLACE OF MEETING.

      Any meeting of the board of directors may be held at such place or places as may from time to time be established by resolution of the board, or as may be fixed in the notice of such meeting, or as may be agreed to in writing by all the directors of the corporation.

      SECTION 7. COMPENSATION.

      The board of directors shall have authority to fix fees of directors in compensation for their service as directors and as members of special or standing committees of the board of directors, including reasonable allowance of expenses actually incurred in connection with their duties.

      SECTION 8. VOTING SECURITIES HELD BY THE CORPORATION.

      The directors shall have power to determine who shall be entitled to vote in the name and behalf of the corporation upon, or to assign and transfer, any shares of stock, bonds, or other securities of other companies held by the corporation, and the directors may designate an officer who shall have power to appoint a person or persons to vote, assign or transfer any securities of other companies held by the corporation.

      SECTION 9. INDEMNIFICATION AGREEMENTS.

      The corporation shall enter into appropriate agreements with its directors and officers (and with such other employees and agents as the board of directors deems appropriate in its sole and exclusive discretion) both to indemnify such directors and officers (and such other employees and agents, if any) and to advance to such directors and officers (and such other employees and agents, if any) the funds for litigation expenses to the fullest extent permitted by the laws of the State of Delaware, as the same presently exist or may hereafter be amended, changed or modified.

      Any repeal or modification of the foregoing paragraph shall not adversely affect the rights of any director of officer (or any such employee or agent) of the corporation relating to claims arising in connection with events which took place prior to the date of such repeal or modification.

                                   ARTICLE IV

                                    OFFICERS

      SECTION 1. ELECTION, TERM AND VACANCIES.

      The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer, all of whom shall be elected by the board of directors. The board may also appoint such other officers and agents as it may deem necessary, who shall have such authority and perform such duties as may from time to time be prescribed by the board. Officers elected by the board shall hold office for one year, or until their successors are elected and qualified, provided, that any officer may be removed at any time by the board. Vacancies occurring among the officers of the corporation shall be filled by the board of directors. No officer need be a director and any person may hold two or more offices, except those of president and vice president.

      SECTION 2. PRESIDENT.

      The president shall be the chief executive officer of the corporation. He shall preside at all meetings of the directors and stockholders at which he is present. He shall have general management of the business of the corporation, subject to the board of directors, and shall see that all orders and resolutions of the board are carried into effect. He shall execute contracts and other obligations authorized by the board, and may, without previous authority of the board, make such contracts as the ordinary business of the corporation shall require. He shall have the usual powers and duties vested in the office of president of a corporation, but may delegate any of his powers to one or more of the vice presidents. He shall have power to select and appoint all necessary officers and servants of the corporation except the vice presidents, secretary and treasurer, and such other officers as may be selected by the board of directors. He shall have power to remove any officers and servants appointed by him, and to make new appointments to fill vacancies in any such offices.

      SECTION 3. VICE PRESIDENTS.

      The vice presidents of the corporation shall be vested with such powers and duties as the president or the board of directors may from time to time decide. In the absence or inability of the president to serve, the vice presidents shall be vested with all the powers of the president. The board of directors shall decide the order in which the vice presidents shall succeed to the powers and duties of the president during his absence.

      SECTION 4. SECRETARY.

      The Secretary shall attend all meetings of the stockholders, of the board of directors and of any committees of the board of directors, and record the votes and proceedings of such meetings in books to be kept for that purpose. He shall keep the corporate seal in safe custody and affix it to any instrument requiring the same. He shall attend to the giving and serving of notices of meetings, and shall have charge of such books and papers as properly belong to his office, or as may be committed to his care by the board of directors or executive committee. He shall also perform such other duties as pertain to his office or as may be required by the board of directors, or as may be delegated to him from time to time by the president.

      SECTION 5. TREASURER.

      The treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in banks belonging to the corporation, and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board or the president, taking proper vouchers for such disbursements, and shall render to the president or board of directors, whenever they require it, an account of all his transactions as treasurer and of the financial condition of the company.

      SECTION 6. ASSISTANT SECRETARY AND ASSISTANT TREASURER.

      The board of directors shall have power at any time to elect an assistant secretary and/or an assistant treasurer of the corporation, or may at any time authorize the president to appoint such officers. The assistant secretary shall perform such duties as may be delegated to him by the Secretary, or as may be required by the board of directors or the president, and shall in the absence of the Secretary perform all the functions and have all the duties and responsibilities of Secretary. The assistant treasurer shall perform such duties as may be delegated to him by the treasurer, and shall also perform such other duties as may be required by the board of directors or by the president. In the absence of the treasurer, the assistant treasurer shall have all the powers and all the duties and responsibilities of the treasurer. One person may hold the officers of assistant secretary and assistant treasurer.

      SECTION 7. OATHS AND BONDS.

      The board of directors may by resolution require any officers, agents or employees of the corporation to give oaths or to furnish bonds for the faithful performance of their respective duties.

      SECTION 8. SIGNATURES.

      All checks, drafts or orders for the payment of money, and all acceptances, bills of exchange and promissory notes may be signed by any officer or officers of the corporation, or by any other person designated by resolution of the board of directors.

      SECTION 9. DELEGATION OF DUTIES.

      In the event of death, resignation, retirement, disqualification, disability, sickness, absence, removal from office or refusal to act of any officer or agent of the corporation, or for any reason that the board of directors may deem sufficient, the board of directors may delegate the powers and duties of such officer or agent to any other officer or agent, or to any director, for the time being.

                                    ARTICLE V

                                 SHARES OF STOCK

      SECTION 1. CERTIFICATES OF STOCK.

      All certificates of shares of the capital stock of the corporation shall be in such form, not inconsistent with the law and the Certificate of Incorporation of the corporation, as may be approved by the board of directors, and be signed by the president or vice president and by the Secretary of the corporation. All certificates of stock shall be consecutively numbered, and the names of the persons owning the shares represented thereby, together with the number of such shares and the date of issue, shall be entered on the books of the corporation.

      SECTION 2. REGISTERED STOCKHOLDERS.

      The corporation shall be entitled to treat the holder of record of any share or shares of stock in this company as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

      SECTION 3. CANCELLED AND LOST CERTIFICATES.

      All surrendered certificates of stock shall be cancelled, and no certificate shall be issued until a like certificate for the same number of shares shall have been surrendered and cancelled. Any person claiming a certificate of stock to be lost or destroyed shall make an affidavit or affirmation of that fact, and shall advertise the same in such manner as the board of directors may require, and shall, if the board of directors so required, give the corporation a bond of indemnity in such sum as they may direct, whereupon a new certificate may be issued on the same tenor and for the same number of shares as the one alleged to have been lost or destroyed.

      SECTION 4. TRANSFER OF SHARES.

      Transfer of stock shall be made on the books of the corporation by the holder in person or by attorney, upon the surrender and cancellation of the certificate or certificates for such shares; but the board of directors may appoint a bank or trust company to act as the transfer agent or registrar of transfers of such certificates.

      SECTION 5. ADDRESSES OF STOCKHOLDERS.

      Every stockholder shall furnish the Secretary with an address to which notices of meetings and all other notices may be addressed, but in default thereof, such notices may be sent to stockholders at their last known address or at the principal office of the corporation, except as otherwise provided in these By-Laws.

      SECTION 6. REGULATIONS.

      The board of directors shall have the power and authority to make such rules and regulations as they may deem expedient governing the issue, transfer and registration of the certificates for shares of the capital stock of the corporation.

      SECTION 7. RECORD DATE.

      In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) days nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the date next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the board of directors adopts a resolution relating thereto.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

      In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the board of directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the board of directors to fix a record date. The board of directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the board of directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or any officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the board of directors and prior action by the board of directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the board of directors adopts the resolution taking such prior action.

                                   ARTICLE VI

                                    DIVIDENDS

      SECTION 1. DIVIDENDS AND RESERVES.

      Before payment of any dividend or making any distribution of profits, the board of directors may set aside out of the surplus or net profits of the corporation, such sum or sums as in their absolute discretion they may deem proper as a reserve fund for depreciation, renewal, repair and maintenance or for such other purposes as the directors shall think conducive to the interests of the corporation. Dividends upon the issued and outstanding stock of the corporation may be declared at any regular or special meeting of the board of directors.

      SECTION 2. STOCK DIVIDENDS.

      When the directors shall so determine, dividends may be paid in stock of the corporation; provided the stock requisite for such purpose shall be authorized and provided, if such stock has not theretofore been issued, there shall be transferred from surplus to the capital of the corporation an amount at least equal to the minimum amount for which such stock could be lawfully issued.

                                   ARTICLE VII

                                   FISCAL YEAR

      The fiscal year of the corporation shall end on the last day of June in each year.

                                  ARTICLE VIII

                                      SEAL

      The corporate seal is, and until otherwise ordered and directed by the board of directors shall be, an impression upon paper or wax, bearing the name of the corporation, the year of its organization and the words "Corporate Seal Delaware."

                                   ARTICLE IX

                                   AMENDMENTS

      These By-Laws may be altered, amended or repealed by the vote of a majority of the board of directors at any regular or special meeting of the board; provided notice of such proposed alteration, amendment or repeal shall have been included in the notice of such meeting, or shall have been waived in writing by all the directors, or at any regular or special meeting of the board at which all of the directors are present, without such notice or waiver of notice. Notwithstanding any other provision in these By-Laws to the contrary and subject to the rights of the holders of any series of Preferred Stock then outstanding, these By-Laws may also be altered, amended or repealed by the stockholders at any regular or special meeting called for that purpose by the favorable vote of sixty-six and two-thirds percent (66 2/3 %) of the voting power of all outstanding voting stock of the corporation generally entitled to vote at such meeting and sixty-six and two-thirds percent (66 2/3%) of the stockholders present in person or by proxy and entitled to vote at such meeting.